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                                                                  EXHIBIT 9

                                                  THE [LOGO]
                                                  HARTFORD

April 10, 1997                               Lynda Godkin
                                             General Counsel & Secretary
                                             Law Department

Board of Directors
ITT Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE:  PUTNAM CAPITAL MANAGER TRUST SEPARATE ACCOUNT TWO
     ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
     FILE NO. 33-73572

Dear Sir/Madam:

I have acted as General Counsel to ITT Hartford Life and Annuity Insurance Company (the "Company"), a Connecticut insurance company, and ITT Hartford Life and Annuity Insurance Company Putnam Capital Manager Trust Separate Account Two (the "Account") in connection with the registration of an indefinite amount of securities in the form of tax-deferred variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

                                             Hartford Life Insurance Companies
                                             200 Hopmeadow Street
                                             Simsbury, CT 06089
                                             860 843 3153
                                             860 843 8665 Fax

                                             Mailing Address:  P.O. Box 2999
                                             Hartford, CT  06104-2999

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Board of Directors
ITT Hartford Life and Annuity Insurance Company
April 10, 1997
Page 2


4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 Registration Statement for the Contracts and the Account.

Sincerely,

/s/ Lynda Godkin

Lynda Godkin